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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Imperial Sugar Company on Form S-8 of our report dated December 31, 2002, appearing in the Annual Report on Form 10-K of Imperial Sugar Company for the year ended September 30, 2002. We also consent to the reference to us in the fourth paragraph of Part II, Item 3 (Incorporation of Certain Documents by Reference) which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP

Houston, Texas

January 31, 2003